AGREEMENT


         THIS AGREEMENT is entered into this 9th day of July, 1997, by and among RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), VIDEO UPDATE, INC., a Delaware corporation ("VU"), and MOOVIES, INC., a Delaware corporation ("Moovies").

                                    RECITALS

         WHEREAS, Moovies is a participant in Rentrak's pay-per-transaction ("PPT") system pursuant to a Rentrak National Account Agreement, dated March 8, 1995, as modified by a First Addendum to Rentrak National Account Agreement, of even date therewith, as further modified by a Second Addendum to Rentrak National Account Agreement, dated May 18, 1995, and an Amendment to First Addendum to Rentrak National Account Agreement, dated June 16, 1995 (collectively, the "PPT Agreement");

         WHEREAS, VU desires to acquire Moovies and Moovies desires to be acquired by VU through a merger transaction in which Moovies will be merged into a wholly owned subsidiary of VU and Moovies will be the surviving corporation (the "Acquisition");

         WHEREAS, Pursuant to Section 37 of the PPT Agreement, VU and Moovies cannot consummate the Acquisition without Rentrak's consent, which consent may be withheld in Rentrak's sole discretion;

         WHEREAS, VU and Rentrak have simultaneously herewith entered into a Rentrak National Account Agreement, as modified by a First Addendum to Rentrak National Account Agreement, of even date (together, the "VU PPT Agreement"), which VU PPT Agreement shall become effective and legally binding upon VU and Rentrak in accordance with the terms thereof on the closing and effectiveness of the Acquisition (the "Effective Time");

         WHEREAS, Rentrak desires to consent to the Acquisition subject to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:







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         1.  ACKNOWLEDGEMENT  OF  MOOVIES   OBLIGATIONS.   Rentrak  and  Moovies
acknowledge and agree that, as of July 7, 1997 (taking into account invoices dated as of July 7, 1997 and payments by Moovies received through July 7, 1997), Moovies owes Rentrak the following amounts under the PPT Agreement: (i) $1,685,567.71 in accounts receivable, of which $354,698.32 is past due. The parties further acknowledge that between the date of this Agreement and the Effective Time Moovies will continue to incur fees and/or other amounts due Rentrak under the PPT Agreement.

         2. CONSENT TO ACQUISITION. Rentrak hereby consents to the Acquisition; provided, however, that such consent shall not be effective or legally binding upon Rentrak until and unless all of the following conditions precedent are fully satisfied on or before the earlier of the Effective Time or March 31, 1998:

                  A. EXECUTION OF MERGER AGREEMENT. VU and Moovies shall have executed a definitive merger agreement pursuant to which VU will acquire Moovies;

                  B. FULL PAYMENT OF ALL PAST DUE MOOVIES OBLIGATIONS. All accounts due and payable by Moovies to Rentrak under the PPT Agreement as of 10 business days prior to the Effective Time and all other amounts then owed to Rentrak by Moovies, including without limitation, audit fees and other costs, shall be paid in full to Rentrak on or before the Effective Time. In this regard, Rentrak shall submit an invoice to Moovies at least 10 business days prior to the Effective Time setting forth the past due accounts payable owed by Moovies and such other amounts then owed. In the event that there is a dispute in respect of the invoice, Rentrak and Moovies will attempt in good faith to resolve such dispute, and, if resolved, any payments shall be paid by Moovies prior to the Effective Time. If any such dispute is not resolved by Rentrak and Moovies within 5 business days after Moovies receives a written copy of such invoice from Rentrak, then (a) Moovies will pay Rentrak prior to the Effective Time all undisputed amounts and
         (b) the specific matters or amounts on the invoice in dispute shall be resolved exclusively through submission by either Moovies or Rentrak to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, in Portland, Oregon, before a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Moovies's payment to Rentrak prior to the Effective Time of all undisputed amounts and submission of any disputed amounts to arbitration in accordance with this Section 2(b) shall be deemed to satisfy the condition precedent of this Section 2(b). Rentrak and Moovies agree that the arbitrator's award shall be final and binding upon them with respect to the dispute. All costs and expenses incurred by the parties hereto in connection with the arbitration (including reasonable legal expenses of all parties) shall be borne by the party against whom the arbitrator's award is directed. Such costs and expenses shall be prorated in the event the arbitrator splits the award between the parties in proportion to the amounts awarded


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         (e.g. if  Rentrak is awarded 70% of the disputed  amount and Moovies is awarded 30%, Moovies would pay 70% of Rentrak's costs, expenses and reasonable legal fees and Rentrak would pay 30% of Moovies' costs, expenses and reasonable legal fees). In the event an award of the disputed amount is made to Rentrak such award shall include interest which shall accrue at the rate of 1.0% per month from the Effective Time until the date such award is fully paid. If the arbitrator determines that a party has not acted in good faith in connection with the matters presented in the invoice or in disputing such matters or that the matters presented in the invoice are frivolous or that in challenging or maintaining its challenge throughout the arbitration with respect to the matter in dispute that such dispute is frivolous or designed to delay payment, the arbitrator shall award the other party an additional amount, if any, as determined by the arbitrator in his discretion as he deems appropriate under the circumstances, up to 50% of the amount awarded to such party. Rentrak and Moovies agree to cooperate in good faith with each other, each other's authorized representatives and any arbitrator selected pursuant hereto in order that any and all matters in dispute may be resolved as soon as practicable;

                  C. CLOSING OF THE ACQUISITION. The Acquisition shall have closed and become effective and the VU PPT Agreement shall have become effective and legally binding upon VU and Rentrak;

                  D. PAYMENT OF RENTRAK LEGAL FEES. VU shall have paid the reasonable attorneys' fees and costs and other out of pocket expenses and costs incurred by Rentrak in the VU PPT Agreement in accordance with the Legal Fees Agreement, dated June 3, 1997 by and between Rentrak and VU.

         3. AMENDMENT TO PPT AGREEMENT. As an inducement to and consideration for Rentrak providing its conditional consent as set forth in Section 2 above, Rentrak and Moovies agree to amend the PPT Agreement, effective as of the date of this Agreement, as follows:

         A.       Section  36 - Term of  Agreement.  The last two  sentences  of
                  Section 36 beginning with the words "In the event Ron Berger..." are deleted from the PPT Agreement in their entirety and shall have no further force or effect whatsoever.

         B. Section 41 - Alternate Terms. Section 41 is hereby deleted in its entirety and shall have no further force or effect whatsoever.









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         Except as amended  above and subject to Section 9 below,  all terms and conditions of the PPT Agreement are unchanged and shall remain in full force and effect. The amendments contained in this Section 3 shall be legally binding and shall be given full force and effect whether or not VU acquires Moovies or the conditions precedent for Rentrak's consent set forth in Section 2 are satisfied.

         4. GUARANTEE OF VU. Upon the closing and effectiveness of the Acquisition, VU hereby unconditionally guarantees to Rentrak (i) the prompt payment by Moovies to Rentrak of all accounts payable owed by Moovies but not yet due and payable to Rentrak as of the closing date of the Acquisition, which amount shall be paid in the ordinary course of business pursuant to the payment terms contained in Section 2(b) of the PPT Agreement and (ii) the payment by Moovies of the amounts, if any, awarded to Rentrak by the arbitrator pursuant to
Section 2(b) above. In no event shall Rentrak have any obligation (although it is entitled, at its option) to proceed or take enforcement action against Moovies before seeking satisfaction from VU pursuant to said guaranty.

         5. RELEASE BY RENTRAK. Except as provided herein, Rentrak, for itself and its assigns, hereby remises, releases, acquits, satisfies and forever discharges Moovies and its affiliates, assigns, employees, agents and representatives, of and from all past or present claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses, profits or any other compensation of any nature whatsoever, whether based in contract, tort or any other theory of recovery, whether at law or in equity and whether for compensatory, punitive or other damages which Rentrak ever had, for, on or by reason of any matter, cause or thing whatsoever arising out of events occurring on or prior to the date hereof, provided, however, notwithstanding the above, Rentrak specifically does not and Moovies specifically acknowledges that Rentrak does not, release Moovies in any respect from any and all claims, obligations, causes of action, damages, costs, expenses or any other compensation whatsoever arising from or connected with (i) Rentrak's audit of Moovies conducted in 1997 or (ii) accounts payable owed by Moovies to Rentrak under the PPT Agreement described in Section 1 of the Agreement or that arise based on events that occur on or after the date hereof.

         6. RELEASE BY MOOVIES. Except as provided herein, Moovies, for itself and its assigns, hereby remises, releases, acquits, satisfies and forever discharges Rentrak and its affiliates, assigns, employees, agents and representatives, of and from all past or present claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses, profits or any other compensation of any nature whatsoever, whether based in contract, tort or any other theory of recovery, whether at law or in equity and whether for compensatory, punitive or other damages which Moovies ever had, for, on or by reason of any matter, cause or thing whatsoever arising out of events occurring on or prior to the date hereof, provided, however, notwithstanding the above, Moovies specifically does not and Rentrak specifically acknowledges that Moovies does not, release Rentrak in any respect from any and all claims, obligations, causes of action, damages, costs, expenses or any other


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compensation  whatsoever  arising from or connected with (i) Rentrak's  audit of
Moovies conducted in 1997 or (ii) accounts payable owed by Moovies to Rentrak under the PPT Agreement described in Section 1 of the Agreement or that arise based on events that occur on or after the date hereof.

         7. NO ADMISSION OF LIABILITY. It is understood and agreed by Rentrak and Moovies that this Agreement is a compromise and settlement of doubtful and disputed claims and that the execution of this Agreement is not to be construed as an admission of liability whatsoever on the part of either party hereto.

         8. VOLUNTARY CHOICE. In entering into this Agreement, the undersigned each represent that: (a) they have authority to enter into this Agreement; (b) the terms of this Agreement have been read in their entirety and are fully understood; (c) they have proceeded upon the advice of an attorney of their own choice or have had the opportunity to do so; and (d) the terms of this Agreement are knowingly and voluntarily accepted.

         9. EFFECTIVENESS OF PPT AGREEMENT. The parties hereto acknowledge and agree that upon the closing and effectiveness of the Acquisition and provided that Moovies pays Rentrak in full the undisputed amounts specified under Section 2(b) above and any disputed amounts have been submitted to arbitration in accordance with Section 2(b), except for VU's guarantee of all the amounts which at the Effective Time were outstanding but not yet due from Moovies as provided in Section 4 above or as otherwise agreed in writing between VU and Rentrak, the PPT Agreement with Moovies shall no longer be legally binding on or apply to the parties thereto and such PPT Agreement as of the Effective Time shall otherwise be of no further force and effect and shall be superseded by the VU PPT Agreement.

         10. WAIVERS AND AMENDMENTS. This Agreement may not be amended, superseded, or cancelled, and the terms hereof may not be waived, except by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

         11. PARTIES IN INTEREST. All the terms, covenants, and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

         12. CHOICE OF LAW. It is the intention of the parties hereto that the laws of the State of Oregon shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties. This Agreement is and shall be deemed accepted in Oregon and interpreted and enforced in accordance with the laws of the State of Oregon applicable to contracts to be made and performed entirely within this state.




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         13.  JURISDICTION;  VENUE; WAIVER OF JURY TRIAL. For any action related to the judicial enforcement or interpretation of this Agreement, and all other agreements or documents contemplated in or by this Agreement, the parties hereto expressly consent to the exclusive jurisdiction of the Circuit Court for the County of Multnomah, State of Oregon, or the Federal Court for the District of Oregon, and irrevocably waive, to the fullest extent permitted by law, any objection they may now have or hereafter have to the venue of any such suit or action in any such court and any claim that any suit or action has been brought in an inconvenient forum. The parties hereby waive their respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between VU and Rentrak relating to this Agreement.

         14. RECITALS AS PART OF AGREEMENT. The recitals to this Agreement are hereby incorporated into and made a legally binding part of this Agreement.

         15. SEVERABILITY. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement, which shall be enforced in accordance with their respective terms.

         16. ASSIGNABILITY. Except in respect of the Acquisition, this Agreement shall not be assignable by operation of law or otherwise without the prior written consent of Rentrak, which consent may be withheld in Rentrak's sole and absolute discretion.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

///

///

///

///

///

///

///



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MOOVIES, INC.                                RENTRAK CORPORATION


By:/s/ John Taylor                           By:/s/ Ron Berger
   -----------------------------                --------------------------------
   John Taylor, Chief Executive                 Ron Berger, Chief Executive
   Officer and President                        Officer and President

VIDEO UPDATE, INC.


By:/s/ Daniel A. Potter
   ----------------------------
   Daniel A. Potter, Chief
   Executive Officer





























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